Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-274374) and Form S-8 (No. 333-268620 and 333-278113) of Wag! Group Co. of our report dated March 24, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 24, 2025